Exhibit 99.1

For additional information contact: Richard S. DeRose (703) 293-7901 For release: August 11, 2010 at 9:00 a.m.

Information Analysis Inc. Reports Stronger Sales and Profits for the Second Quarter

FAIRFAX, VIRGINIA – Information Analysis Inc. (OTCBB: IAIC) reported results for the second quarter ended June 30, 2010. Revenues were $1,688,000 compared to $1,404,000 reported in 2009’s second quarter. The Company reported net income of $78,000, or $0.01 per share, compared to net income of $6,000, or $0.00 per share in 2009’s second quarter. IAI had revenue of $3,703,000, compared to $2,799,000 reported for six months ending June 30, 2009. Net income for the first six months of fiscal 2010 was $182,000, or $0.02 per share, versus a net loss of $56,000, or ($0.01) per share, in the comparable 2009 period.

     The Company’s revenue and profits continue to show profitable improvement over last year’s results,” Sandor Rosenberg, Chairman and Chief Executive Officer of IAI said. “We have been aggressively pursuing new business opportunities to increase our order backlog, which should improve revenue results, not only for this year but for future years.

      “We are actively pursuing the conversion and system modernization business as well as Adobe and Web applications.”

About Information Analysis Incorporated

     Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the Internet world.

Additional information for investors

     This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. These include the failure to obtain sufficient contracts, and to profitably complete those contracts. Investors should read and understand the risk factors detailed in the Company's 10-KSB for the fiscal year ended December 31, 2009 and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports Second Quarter Results
August 11, 2010

Information Analysis Incorporated
Condensed Income Statements

	Three months ended June 30,
(in thousands, except per share data; unaudited)	2010	2009
Sales:
Professional fees	$ 1,115	$ 1,198
Software sales	573	206

Total sales	1,688	1,404
Cost of goods sold and services provided:
Cost of professional fees	665	748
Cost of software sales	460	152

Total cost of sales	1,125	900

Gross margin	563	504
Operating expenses:
Selling, general and administrative	487	500

Operating income	76	4
Other income (expense)	2	2

Income before income taxes	78	6
Provision for income taxes	--	--

Net income	$ 78	$ 6

Comprehensive Income	$ 78	$ 6

Net income per share:
Basic and diluted	$ 0.01	$ 0.00

Shares used in calculating earnings per share:
Basic	11,196,760	11,196,760
Diluted	11,222,863	11,207,620

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Information Analysis Reports Second Quarter Results
August 11, 2010

Information Analysis Incorporated
Condensed Income Statements

	Six months ended June 30,
(in thousands, except per share data; unaudited)	2010	2009
Sales:
Professional fees	$ 2,628	$ 2,299
Software sales	1,075	500

Total sales	3,703	2,799
Cost of goods sold and services provided:
Cost of professional fees	1,456	1,544
Cost of software sales	882	351

Total cost of sales	2,338	1,895

Gross margin	1,365	904
Operating expenses:
Selling, general and administrative	1,188	967

Operating income	177	(63)
Other income (expense)	5	7

Income before income taxes	182	(56)
Provision for income taxes	--	--

Net income	$ 182	($ 56)

Comprehensive Income	$ 182	($ 56)

Net income per share:
Basic and diluted	$ 0.02	($ 0.01)

Shares used in calculating earnings per share:
Basic	11,196,760	11,196,760
Diluted	11,215,187	11,196,760

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Information Analysis Reports Second Quarter Results
August 11, 2010

Information Analysis Incorporated
Condensed Balance Sheets

	As of	As of
	June 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 1,932	$ 1,479
Accounts receivable, net	850	940
Prepaid expenses	540	689

Total current assets	3,322	3,108

Fixed assets, net	38	36
Other assets	6	6

Total assets	$ 3,366	$ 3,150

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 63	$ 89
Deferred revenues	680	779
Accrued payroll and related liabilities	246	255
Other accrued liabilities	467	307

Total liabilities	1,456	1,430

Common stock, par value $0.01, 30,000,000 shares authorized;
12,839,376 shares issued, 11,196,760 outstanding at
June 30, 2010, and at December 31, 2009	128	128
Additional paid in capital	14,562	14,554
Accumulated deficit	(11,850)	(12,032)
Accumulated other comprehensive loss	--	--
Less treasury stock; 1,642,616 shares at cost at
June 30, 2010, and at December 31, 2009	(930)	(930)

Total stockholders' equity	1,910	1,720

Total liabilities and stockholders' equity	$ 3,366	$ 3,150